SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Federal Deposit Insurance Corporation has publicly released the Purchase and Assumption Agreement dated as of July 23, 2010, relating to IBERIABANK’s assumption of certain deposits and other liabilities and purchase of certain assets of Sterling Bank. This Current Report on Form 8-K/A (Amendment No. 1) is being filed to include the Purchase and Assumption Agreement as an exhibit to the Report and to incorporate such Agreement by reference in Item 8.01. Except as otherwise provided in this Amendment No. 1, the other disclosures in the original Current Report on Form 8-K remain unchanged.

Item 8.01	Other Events

On July 23, 2010, IBERIABANK assumed certain deposits and other liabilities and acquired certain assets of Sterling Bank, a Florida state-chartered bank headquartered in Lantana, Florida, from the Federal Deposit Insurance Corporation, as receiver for Sterling Bank. On July 23, 2010, IBERIABANK issued a press release announcing the transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The foregoing summary of the Purchase and Assumption Agreement entered into by and among IBERIABANK, the Federal Deposit Insurance Corporation as receiver for Sterling Bank, and the Federal Deposit Insurance Corporation, on July 23, 2010, is not complete and is qualified in its entirety by reference to the full text of such Agreement and certain exhibits attached thereto, a copy of which is attached as Exhibit 99.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press release dated July 23, 2010.*

99.2	Purchase and Assumption Agreement Whole Bank All Deposits among the Federal Deposit Insurance Corporation, Receiver of Sterling Bank, Lantana, Florida, the Federal Deposit Insurance Corporation and IBERIABANK, dated as of July 23, 2010.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

Date: August 2, 2010	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated July 23, 2010.*

99.2	Purchase and Assumption Agreement Whole Bank All Deposits among the Federal Deposit Insurance Corporation, Receiver of Sterling Bank, Lantana, Florida, the Federal Deposit Insurance Corporation and IBERIABANK, dated as of July 23, 2010.

*	Previously filed.